Riviera Holdings Corporation
                        2901 Las Vegas Boulevard South
                              Las Vegas, NV 89109
                      Investor Relations: (800) 362-1460
                              TRADED: AMEX - RIV
                              www.theriviera.com








FOR FURTHER INFORMATION:

AT THE COMPANY:                          INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO           Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                     (208) 241-3704 Voice
(702) 794-9442 Fax                       (208) 232-5317 Fax
Email:  dkrohn@theriviera.com            Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:

             RIVIERA REPORTS RECORD RESULTS FOR THIRD QUARTER 2004

            LAS VEGAS, NV - October 26, 2004 -- Riviera Holdings Corporation (AMEX: RIV) today reported financial results for the third quarter ended September 30, 2004. Net revenues for the quarter were $50.6 million, up $1.6 million or 3.4 percent from the third quarter of 2003. Income from operations was $4.8 million, up $1.2 million or 32.1 percent from the third quarter of 2003. Adjusted EBITDA (1) was $9.5 million, up $1.9 million from the third quarter of 2003 and a record for any third quarter in the Company's history. Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, development and project costs, as shown in the reconciliation to net income (loss) in the tables of this release (See also Notes 1-3 to the Financial Summary Table). The net loss for the quarter was ($2.0 million) or ($0.57) per share compared with a net loss of ($3.2 million) or ($0.91) per share in the third quarter of 2003.

         Net revenues for the nine months of 2004 were $153.9 million, up $9.1 million or 6.3 percent from the nine months of 2003. Income from operations was $19.7 million, up $7.0 million or 54.5 percent from a year ago. Adjusted EBITDA was $31.1 million, up $6.0 million from the first nine months of 2003 and a record for any first nine-month period in the Company's history. The net loss for the nine months was ($619,000) or ($0.18) per share compared to a net loss of ($7.7 million) or ($2.23) per share in the first nine months of 2003.

Third Quarter 2004 Highlights

* Riviera Black Hawk revenues were up 5.9 percent
* Riviera Black Hawk EBITDA was up $839,000 or 23.4 percent
* Riviera Las Vegas revenues were up $871,000 or 2.4 percent
* Riviera Las Vegas EBITDA was up $636,000 or 12.5 percent
* Riviera Las Vegas occupancy was 90.6 percent compared with 96.7 percent in the third quarter of 2003, ADR (Average Daily Rate) increased $7.91 to
      $65.23 and RevPar (Revenue Per available room) increased $3.67 to $59.12
* Riviera lost its bid for a Missouri casino and expensed development costs of $1 million
* The Company has $24 million in cash plus a $30 million revolver
* The Company's share price rose from $8.76 to $19.30 during the quarter - a 120 percent improvement

Riviera Las Vegas

         Robert Vannucci, President of Riviera Las Vegas, said, "Our third quarter results were good. EBITDA was up $636,000 or 12.5 percent over the same period last year. Revenues in the quarter increased $871,000 compared to the same period last year. EBITDA margins increased from 14.1 percent to 15.5 percent.

         "Revenue per available room (RevPar) was $59.12, up $3.67 or 6.6 percent compared with $55.45 for the third quarter last year. Cash room revenue was up $680,000 or 7 percent over last year. Convention rooms represented 33 percent of rooms sold for the quarter and 43 percent of the revenue, as the ADR was over $84 for this sector of our business.

         "Entertainment revenues increased 12.2 percent and we sold 17,000 more cash tickets this quarter than the same quarter last year.

         "Gaming revenues were down 3.9 percent from the third quarter of last year, due to lower occupancy and hotel customer mix. The business mix of customers in our rooms this quarter included more convention guests who generally have a lower gaming profile but pay higher room rates. We've completed the installation of our new slot monitoring system on substantially all of our machines. The system provides us with new marketing tools. We recently began using these new tools and have initiated promotions and direct mail offers, which we believe will stimulate our gaming revenues in a cost effective manner, possibly as soon as the middle of the fourth quarter. We are on track to complete the conversion of approximately 560 machines (40 percent of our total) to ticket-in, ticket-out technology by the end of the year.

         "Our location on the Las Vegas Strip will see more foot traffic in future periods as the Hilton Grand Vacations Club time shares, the 3,900-room Wynn Las Vegas, Palazzio - the new Venetian 3,500-room resort, luxury condominium projects and other developments draw more people to the north end. Riviera Las Vegas is located on 26 acres of prime real estate on the north end of the Las Vegas Strip. Recent land transactions on the Las Vegas Strip are indicators that our land has a fair market value well in excess of its $21 million recorded book value."

Riviera Black Hawk

         Ron Johnson, President of Riviera Black Hawk, said, "The third quarter was another record-breaking quarter for Riviera Black Hawk. We were able to achieve all-time highs for any quarter for gaming revenue, total revenue, EBITDA, and market share. Net revenues reached a record $13.8 million during the quarter. EBITDA for the quarter grew by 23.4 percent compared to last year's third quarter, to a record $4.4 million. EBITDA margin increased by 4.5 percentage points to 32.1 percent.

         "The third quarter benefited from the continued strength of our marketing programs. We continue to invest our marketing dollars in areas that profitably build slot revenues and market share. We were able to achieve record results even though the primary highway providing access to the market was closed 11 days in September for repairs.

         "We are also encouraged that gaming revenue in the Black Hawk/Central City Market continued to grow in the third quarter. Year-to-date the market has grown by 3.1 percent. Improved economic conditions in the Denver Metro area and effective marketing programs by casinos in the market appear to be the driving force behind this growth. We are looking forward to the new access road expected to be open before year end. This new road will provide additional access to the Black Hawk/Central City Market, expanding the capabilities of the market to handle additional weekend traffic."

Consolidated Operations

         William L. Westerman, Chairman of the Board, said, "We are pleased the trend of improved performance continued in the third quarter of 2004. Consolidated adjusted EBITDA increased by 24.7 percent for the third quarter compared with 2003. The third quarter adjusted EBITDA of $9.5 million and first nine months adjusted EBITDA of $31.1 million both set records for any third quarter and first nine month periods. Our adjusted EBITDA for the first nine months of 2004 approximated our EBITDA for the entire year of 2003."

Conference Call Information

         In conjunction with the release of third quarter 2004 financial results, Riviera will broadcast a conference call at 2 p.m. Eastern Daylight Time on Tuesday, October 26, 2004. Investors can listen to the call via the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=96408&s=wm&e=942903 or www.theriviera.com or by dialing 800-946-0785. A rebroadcast of the conference is available beginning at 5 p.m. EDT on October 26 through midnight on November 1, by dialing 719-457-0820, code 897708.

Safe Harbor Statement:

         The forward-looking statements included in this news release, which reflect management's best judgment based on factors currently known to it, involve risks and uncertainties including expansion objectives and timetables, hotel and casino market conditions, financing requirements, regulatory approvals and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Report on Form 10-K for December 31, 2003. Actual results may differ materially.

About Riviera Holdings:

     Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange ("AMEX") under the symbol RIV. Informal discussions with AMEX staff indicate that the Company may meet the standards of AMEX policy Sec. 1003(a). According to that policy, AMEX will not normally consider suspending dealings in or delisting the securities of a company, which is below the earnings or net worth standards if the Company is in compliance with the following:
    (1) Total value of market capitalization of at least $50,000,000; or total assets and revenue of $50,000,000 each in its last fiscal year, or in two of its last three fiscal years; and
    (2) The company has at least 1,000,000 shares publicly held, a market value of publicly held shares of at least $15,000,000 and at least 400 round lot shareholders.

                                --Tables Follow--

Riviera Holdings Corporation
Financial Summary
                     Three Months Ended September 30  Nine Months Ended September 30
                     -------------------------------  ------------------------------
($ in 000s except
per share amounts)     2004     2003    Var  %Var   2004    2003     Var    %Var
                       ----     ----    ---  ----   ----    ----     ---    ----
Net Revenues:

Riviera Las Vegas    $36,815  $35,944   $871  2.4% $113,575 $107,706 $5,869   5.4%
Riviera Black Hawk    13,802   13,029    773  5.9%   40,296   37,086  3,210   8.7%
                     -------- -------- ------      --------- ------- ------
  Total Net Revenues  50,617   48,973  1,644  3.4%  153,871  144,792  9,079   6.3%
Operating Income:
Riviera Las Vegas      3,592    2,556  1,036 40.5%   15,435   10,509  4,926  46.9%
Riviera Black Hawk     2,889    2,147    742 34.6%    8,495    5,751  2,744  47.7%
Development and
  Project Costs      (1,010)        0 (1,010)       (1,010)        0 1,010)
Corporate Expenses     (661)  (1,062)    401 37.8%  (3,173)   (3,478)   305   8.8%
                     -------- -------- ------      --------- ------- ------
  Total Operating
    Income             4,810    3,641  1,169  32.1%   19,747   12,782  6,965 54.5%
Adjusted EBITDA (1):
Riviera Las Vegas      5,709    5,073    636  12.5%   21,352   18,476  2,876 15.6%
Riviera Black Hawk     4,418    3,579    839  23.4%   12,926   10,114  2,812 27.8%
Corporate Expenses(3)  (661)  (1,062)    401  37.8%  (3,173)   (3,478)   305  8.8%
                     -------- -------- -----       --------- ------- ------
  Total EBITDA         9,466    7,590  1,876  24.7%   31,105   25,112  5,993 23.9%
Adjusted EBITDA
Margins (2):
Riviera Las Vegas      15.5%    14.1%   1.4%          18.8%   17.2%    1.6%
Riviera Black Hawk     32.0%    27.5%   4.5%          32.1%   27.3%    4.8%
Consolidated           18.7%    15.5%   3.2%          20.2%   17.3%    2.9%

 Net income (loss)   $(1,988) $(3,153) $1,165        $ (619) $(7,748) $7,129
EARNINGS (LOSS)
PER SHARE DATA:

Shares used in
calculating net
income (loss) per
basic and fully
diluted common share   3,488    3,477     11          3,487   3,473    14

 Net Income (loss)
per basic and
diluted common share $(0.57)  $(0.91)   $0.34x       $(0.18)  $(2.23) $2.05


(1) Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization and development and project costs, as shown in the reconciliation to net income (loss) in the tables of this release. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies by certain investors. Management uses property-level EBITDA (earnings before interest, income taxes, depreciation, amortization and corporate expense) as the primary measure of the Company's business segment properties' performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. A reconciliation of Adjusted EBITDA to net income (loss) is included in the financial schedules accompanying this release.
(2)      Adjusted EBITDA margins represent Adjusted EBITDA divided by Net
         Revenues
(3) Development and project costs associated with the Missouri casino project totaling $600,000 were written off during the quarter and $410,000 of Missouri casino project costs included in corporate expenses in the first two quarters of 2004 were reclassified as development and projects costs in the current quarter.

Riviera Holdings Corporation
                         Net      Provision   Interest Operating  Development     Manage-
                                    For
Reconciliation of Net    Income     Income    Income &  Income   & Project  Depr-   ment  Adjusted
 Income (Loss) to
  Adjusted EBITDA        (Loss)       Tax     Expense)   Loss)    Costs   eciation   Fee   EBITDA
                        -------      ----     --------  -------   ------  --------   ----  -------
 Third Quarter 2004:

Riviera Las Vegas      $   2,256    $1,234     $(102)   $3,592      $-   $ 2,634  $(517)   $5,709
Riviera Black Hawk           913       -      (1,976)    2,889       -     1,012    517     4,418
Corporate                 (5,157)  (1,234)    (4,720)  (1,671)   1,010       -       -      (661)
                      -----------  -------    -------  -------  ------     ---     ----     -----
                        $ (1,988)     $-     $(6,798)   $4,810  $1,010    $3,646   $ -     $9,466

Third Quarter 2003:

Riviera Las Vegas      $   1,591    $922      $  (43)   $2,556    $ -     $2,871  $(354)   $5,073
Riviera Black Hawk           113      -       (2,034)    2,147      -      1,078    354     3,579
Corporate                 (4,857)   (922)     (4,717)   (1,062)     -        -       -    (1,062)
                      -----------   -----     -------   -------   ----     ----    ----   -------
                        $ (3,153)    $-      $(6,794)   $3,641    $ -     $3,949    $-     $7,590

 Nine Months Ended
 September 30, 2004:

Riviera Las Vegas       $  9,898   $5,348     $ (189)  $15,435   $ -      $7,358 $(1,441) $21,352
Riviera Black Hawk         2,521      -       (5,974)    8,495     -       2,990   1,441   12,926
Corporate               (13,038)  (5,348)    (14,203)   (4,183)  1,010        -      -    (3,173)
                      ----------  -------    --------   -------  ------     ----   ----   -------
                        $  (619)     $-     $(20,366)  $19,747   1,010   $10,348    $-    $31,105

 Nine Months Ended
September 30, 2003:

Riviera Las Vegas      $  6,571    $3,810      $(128)  $10,509  $ -       $9,051 $(1,084) $18,476
Riviera Black Hawk        (398)        -      (6,149)    5,751    -        3,279   1,084   10,114
Corporate              (13,921)    (3,810)   (14,253)  (3,478)    -          -       -    (3,478)
                      ----------   -------   --------  -------  ----       ----     ----  -------
                      $ (7,748)      $ -    $(20,530)  $12,782  $ -      $12,330   $ -    $25,112

         Balance Sheet Summary
             ($ in 000's)                  Sep 30,     Dec 31,
                                            2004        2003
                                        ------------- ----------
Cash and short term investments            $24,477     $19,344
Total current assets                        34,369      27,361
Property and equipment, net                 177,213     180,293
Total assets                                223,510     221,538
Total current liabilities                   33,674      29,788
Long-term debt, net of current portion      215,441     215,875
Total shareholders' (deficiency) equity     (30,601)    (30,037)


RIVIERA HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ In 000's except              Three Months Ended        Nine Months Ended
per share amounts)                September 30               September 30
                                 2004        2003          2004        2003
                              ----------- -----------    ---------- ------------
Revenues:

  Casino                     $27,548     $27,215           $84,177      $80,683
  Rooms                       11,672      11,040            35,889       33,494
  Food and beverage            8,588       8,567            26,454       25,109
  Entertainment                5,499       4,981            15,726       13,851
  Other                        1,971       2,024             6,137        6,034
                            ----------- -----------     ---------- ------------
       Total                  55,278      53,827           168,383      159,171
                            ----------- -----------     ---------- ------------

 Less promotional allowances   4,661       4,854            14,512       14,379
                            ----------- -----------     ---------- ------------
            Net revenues      50,617      48,973           153,871      144,792
                            ----------- -----------     ---------- ------------
COSTS AND EXPENSES:
  Direct costs and expenses
of operating departments:

    Casino                    13,550      14,425           40,886       42,392
    Rooms                      6,602       6,377           19,622       18,721
    Food and beverage          6,162       5,840           18,129       16,893
    Entertainment              3,825       3,182           10,602        9,057
    Other                        755         747            2,194        2,105
  Other operating expenses:

  General and administrative  10,257      10,812           31,333       30,512
  Development and Project
    Costs                      1,010        -               1,010           -
  Depreciation and
    amortization               3,646       3,949           10,348       12,330
                            ----------- -----------    ---------- ------------
   Total costs and expenses   45,807      45,332          134,124      132,010
                            ----------- -----------    ---------- ------------
INCOME FROM OPERATIONS         4,810       3,641           19,747       12,782
                            ----------- -----------    ---------- ------------
OTHER INCOME (EXPENSE):

  Interest expense           (6,804)     (6,788)         (20,382)     (20,548)
  Interest income                 6          (6)              16           18
                            ----------- -----------    ---------- ------------
   Total other income
     (expense)               (6,798)     (6,794)         (20,366)     (20,530)
                            ----------- -----------    ---------- ------------
NET INCOME (LOSS)           $(1,988)    $(3,153)           $(619)     $(7,748)
                            =========== ===========    ========== ============
EARNINGS (LOSS) PER SHARE DATA:

Shares used in calculating net
income (loss) per basic
and fully diluted common share: 3,488     3,477           3,487        3,473

Net Income (loss) per basic and
fully diluted common share    $(0.57)    $(0.91)          $(0.18)     $(2.23)

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